EXHIBIT 99.1

Heat Biologics Announces Common Stock Rights Offering in Form S-1 Filing

DURHAM, NC – September 15, 2017 – Heat Biologics, Inc. (“Heat”) (Nasdaq: HTBX), a biopharmaceutical company developing drugs designed to activate a patient’s immune system against cancer, has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) for an intended rights offering to certain of the Company’s existing security holders.

Under the proposed rights offering, Heat will distribute non-transferable subscription rights to purchase shares of common stock to its eligible stockholders and participating warrant holders as of the record date. Holders who exercise their subscription rights in full will be entitled to subscribe for additional shares that are not purchased by other shareholders. Heat has not yet announced the subscription price, record date or subscription period.

If the rights offering is fully subscribed, Heat expects gross proceeds to be $7 million. Heat intends to use the gross proceeds to fund its and its subsidiaries’ pre-clinical and clinical programs, and for working capital and general corporate purposes; including, to acquire, license, or invest in complementary businesses, technologies, product candidates or other intellectual property.

The registration statement relating to the rights offering has been filed with the SEC by Heat, but has not yet become effective.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities; nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Heat Biologics, Inc.

Heat Biologics is a biopharmaceutical company developing immunotherapies designed to activate a patient’s immune system against cancer using of CD8+ “Killer” T-cells. Our T-Cell Activation Platform (TCAP) produces therapies designed to turn "cold" tumors "hot" and be administered in combination with checkpoint inhibitor therapies and other immuno-modulators to increase their effectiveness. We are currently enrolling patients in our Phase 2 clinical trial for non-small cell lung cancer, in combination with Bristol-Myers Squibb’s nivolumab (Opdivo®). We also have numerous pre-clinical programs at various stages of development. For more information, please visit www.heatbio.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and include statements regarding the intended use of proceeds.  These statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements, including market conditions,  the ability of Heat's ImPACT therapy to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, Heat’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to Heat’s  ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, Heat’s ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and its ability to retain its key scientists or management personnel, its ability to successfully integrate  Pelican and the other factors described in Heat’s most recent annual report on Form 10-K and other filings with the SEC.  The information in this release is provided only as of the date of this release and the company undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Contact

For Media and Investor Inquiries

Melissa Conger

Heat Biologics

+1 919 289 4017

mconger@heatbio.com